UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of in corporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Red Bank Road,
Cincinnati, OH	45227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 513-458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 3, 2013, Benton L. Cook resigned as Interim Chief Financial Officer effective September 3, 2013. Mr. Cook will continue with the Company as Controller. In connection with Jeffrey Lang’s appointment as President, in addition to Chief Executive Officer, he will no longer serve as Chief Operating Officer as of September 3, 2013.

(c) On September 3, 2013, Neal Murphy was appointed Chief Financial Officer and Secretary effective September 3, 2013. Also on September 3, 2013, the Board of Directors of the Company appointed Jeffrey Lang as President in addition to his current position of Chief Executive Officer of the Company, also effective September 3, 2013.

Neal E. Murphy, age 56, served as Vice President-Finance, Chief Financial Officer, Secretary and Treasurer, of Met-Pro from April 2012 until the closing of the Mergers on August 27, 2013, having joined Met-Pro as Vice President in February 2012. Prior to joining Met-Pro, Mr. Murphy served as Vice President and Chief Financial Officer of Northern Tier Energy from November 2010 to August 2011, Vice President and Chief Financial Officer of Sunoco Logistics Partners, L.P. from April 2007 to May 2010 and Vice President and Chief Financial Officer of Quaker Chemical Corporation from July 2004 to April 2007.

Pursuant to a letter agreement with the Company effective September 3, 2013, Mr. Murphy will be entitled to a base salary of $270,000, a bonus target of 40% of base salary (subject to performance targets to be determined), with an increase to base salary to $300,000 and bonus target of 50% of base salary (subject to performance targets to be determined), effective March 1, 2014. Mr. Murphy is also entitled to a retention bonus of $100,000 on each of September 1, 2014 and September 1, 2015. On September 3, 2013, Mr. Murphy also was granted options to purchase 75,000 shares of Company common stock and a cash bonus of $100,000. Mr. Murphy is also entitled to participate in the Company’s standard benefits programs available to employees generally. Mr. Murphy’s employment will be on an at-will basis.

A description of Mr. Lang’s background and compensation arrangement, which has not been modified in connection with the additional appointment, was disclosed in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 12, 2013, and is incorporated herein.

(e) On September 4, 2013, the Company extended the current term of Mr. Lang’s Executive Employment Agreement by three years from February 15, 2015 to February 15, 2018. No other changes were made to such Executive Employment Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2013	CECO ENVIRONMENTAL CORP.

	By:	/s/ Jeffrey Lang
Jeffrey Lang
Chief Executive Officer